UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 9, 2016, Rubicon Technology, Inc. (the “Company”) voluntarily terminated its Loan and Security Agreement with Silicon Valley Bank (the “Lender”) dated January 2, 2013, as amended on August 6, 2015 (as amended, the “Loan Agreement”). Prior to its termination, the Loan Agreement provided the Company with a revolving line of credit which is described under the heading “Credit Facility” in Note 4 to the financial statements contained in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and which description is incorporated herein by reference. Termination of the Loan Agreement was evidenced by a Pay-Off Letter executed by the Lender and the Company (the “Pay-Off Letter”). The Loan Agreement was terminated because it no longer served the Company’s needs and in order for the Company to save costs otherwise incurred in connection with maintaining the line of credit.

The pay-off amount in connection with the termination of the Loan Agreement was $2,754.73 and primarily consisted of the unused revolving line facility fee; as of September 9, 2016, no principal was outstanding under the revolving line of credit. The Company did not incur any early termination penalties in connection with the termination.

Pursuant to the Pay-Off Letter, upon payment of the pay-off amount, all obligations under the Loan Agreement were paid and discharged in full, all unfunded commitments by the Lender to make credit extensions to the Company under the Loan Agreement were terminated, all security interests granted to or held by the Lender under the Loan Agreement were released, and all guaranties supporting the Loan Agreement were released.

The foregoing description of the Pay-Off Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Pay-Off Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Pay-Off Letter effective as of September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: September 15, 2016

	By:	/s/ Mardel A. Graffy
Name: Mardel A. Graffy
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Pay-Off Letter effective as of September 9, 2016.

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